UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 15, 2025

Claritev Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400
McLean, Virginia 22102
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	CTEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As of October 15, 2025, Claritev Corporation (the “Company”) has successfully renewed contracts with its ten largest clients (based on fiscal year 2024 revenues) during the current year, inclusive of automatically renewing contracts that were each renewed for one year. This group of clients represented approximately 70% of total 2024 revenues and, excluding the clients that have automatically renewing contracts, approximately 57% of total 2024 revenues. Within this group of our largest clients, the weighted average contract term is greater than three years, excluding the clients that have automatically renewing one-year contracts.

By extending its long-term agreements, the Company reinforces its commitment to stability, growth, and partnership with its core clients. The Company remains focused on improving affordability, transparency, and quality by leveraging technology and artificial intelligence solutions to power a robust enterprise platform that delivers meaningful insights across its market verticals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 16, 2025

                                Claritev Corporation

                                By:    /s/ Douglas M. Garis
                                Name:    Douglas M. Garis
                                Title:    Executive Vice President and Chief Financial Officer